LABONTE & CO
Chartered Accountants
1205 - 1095 West Pender Street
Vancouver, BC Canada

V6E 2M6
Telephone (604) 682-2778
Facsimile (604) 689-2778
Email: rjl@labonteco.com

March 29, 2002

U.S. Securities and Exchange Commission
Division of Corporation Finance

450 Fifth Street, N.W.
Washington, D.C. 20549

Re: SE Global Equities Corp. - Form S-8 dated November 16, 2001

Dear Sir/Madame:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated November 16, 2001, of the following:

Our report dated February 20, 2002 to the Stockholders and Board of Directors of SE Global Equities Corp. on the financial statements of the Company as at December 31, 2001 and 2000 and for the year ended December 31, 2001, the 11 months ended December 31, 2000 and the period from October 13, 1999 (inception) to December 31, 2001.

In addition, we also consent to the reference to our firm included in the Form S-8 Registration Statement or in any other of the filings incorporated by reference.

Yours truly,

/s/ LaBonte & Co.

LABONTE & CO.
Chartered Accountants